UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 11, 2016, Rex Energy Corporation (the “Company”) held the 2016 Special Meeting of Stockholders at 11:00 a.m. at The Hampton Inn & Suites located at Williamsburg Square, State College, Pennsylvania 16803 (the “2016 Special Meeting”). As of December 18, 2015, the record date for the 2016 Special Meeting (the “Record Date”), there were 55,741,229 shares of common stock, par value $0.001 per share (“Common Stock”) issued and outstanding. The Company had present, in person or by proxy, holders of record of 36,220,864 shares of Common Stock which represent 65% of the shares of Common Stock entitled to vote at the 2016 Special Meeting.

Specifically with respect to Proposal One, excluding shares of Common Stock beneficially owned, directly or indirectly, by Franklin Resources, Inc. and its affiliates and associates (collectively, “Franklin”), the Company had present, in person or by proxy, holders of record of 33,327,706 shares of Common Stock which represent 71% of the Company’s issued and outstanding shares of Common Stock entitled to vote at the 2016 Special Meeting, excluding any shares beneficially owned, directly or indirectly, by Franklin as of the Record Date.

Therefore, more than a majority of the Company’s issued and outstanding shares of Common Stock and more than 66 2⁄3% of the Company’s issued and outstanding shares of Common Stock, excluding any shares beneficially owned, directly or indirectly, by Franklin as of the Record Date, were present, which constituted a quorum for purposes of all three proposals.

The final voting results of the 2016 Special Meeting are set forth below. Each of these items is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 22, 2015.

Proposal One – Franklin DGCL 203 Approval

The Company’s common stockholders approved the authorization and approval of the future issuance of (i) shares of Common Stock, warrants to purchase shares of Common Stock (including any shares of Common Stock underlying any such warrants) (“Warrants”), and shares of preferred stock (which may be represented by depositary shares) to Franklin, who may be deemed to be an “interested stockholder” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) that would result in Franklin being the beneficial owner, directly or indirectly, of no more than 35% of the outstanding voting stock of the Company and (ii) securities representing indebtedness to, and loans from, Franklin that would result in Franklin being the holder of no more than $1 billion aggregate principal amount of the Company’s indebtedness, each on terms that are approved by the Board of Directors of the Company consistent with its fiduciary duties and market terms for similar transactions existing at the time of such transaction, including those relating to price per share, interest rate, maturity, warrant coverage and registration rights, as applicable, for such issuances or loans and the requirements of applicable law, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
32,400,781	720,677	206,248

Proposal Two – NASDAQ Proposal

The Company’s common stockholders approved the authorization and approval of any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from any future issuance of shares of Common Stock, Warrants and shares of preferred stock (which may be represented by depositary shares) to Franklin as approved by the Franklin DGCL 203 Approval Proposal that would result in Franklin being the beneficial owner, directly or indirectly, of greater than 20%, but no more than 35%, of the outstanding voting stock of the Company, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
35,308,761	713,029	199,074

Proposal Three – Adjournment Proposal

The Company’s common stockholders approved any motion properly brought before the Special Meeting to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of the Franklin DGCL 203 Approval Proposal and/or the NASDAQ Proposal, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
33,595,813	2,376,692	248,359

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: January 11, 2016